Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 033-54837 on Form N–1A of our reports dated February 9, 2021 relating to the financial statements and financial highlights of VIP Growth & Income Portfolio, VIP Dynamic Capital Appreciation Portfolio, and VIP Value Strategies Portfolio, and our reports dated February 10, 2021 relating to the financial statements and financial highlights of VIP Balanced Portfolio and VIP Growth Opportunities Portfolio, each a fund of Variable Insurance Products Fund III, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund III for the year ended December 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 13, 2021